Exhibit 99

FOR IMMEDIATE RELEASE

RPC, Inc. Announces 50.0 Percent Increase in Quarterly Cash Dividend

ATLANTA, July 28, 2010 -- RPC, Inc. (NYSE: RES) announced today that its Board of Directors declared a 50.0 percent increase in the regular quarterly cash dividend from $0.04 per share to $0.06 per share payable September 10, 2010 to common stockholders of record at the close of business on August 10, 2010.

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets.  RPC’s investor Web site can be found on the Internet at www.rpc.net.

For information about RPC, Inc. or this event, please contact:

Ben Palmer
Chief Financial Officer
(404) 321-2140
irdept@rpc.net

Jim Landers
Vice President, Corporate Finance
(404) 321-2162
jlanders@rpc.net